EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT
                                      TO
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            EARTHWATCH INCORPORATED

              (Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware)

     Earthwatch Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

     FIRST, that the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     "RESOLVED that the Board of Directors of the Corporation deems and declares advisable the following amendments to the Certificate of Incorporation:

  To amend the first paragraph of Article IV to read in its entirety as follows:

               "The Corporation is authorized to issue a total of Two Hundred Twenty-Four Million (224,000,000) shares, which shall consist of (i) One Hundred and Fifty Million (150,000,000) shares of common stock, with a par value of $0.001 per share ("Common Stock"), and (ii)
                                                 ------------
          Seventy-Four Million (74,000,000) shares of preferred stock, with a par value of $0.001 per share."

  To amend Article IV, Section A, to read in its entirety as follows:

               "Designation of Series and Number of Shares. Three series of
                ------------------------------------------
          Preferred Stock are created hereby: (i) Twelve Million (12,000,000) shares of 7% Cumulative Convertible Redeemable Preferred Stock Due 2009, Series A, par value $0.001 per share (the "Series A Preferred
                                                           ------------------
          Stock"); (ii) Twelve Million (12,000,000) shares of 7% Cumulative
          -----
          Convertible Redeemable Preferred Stock Due 2009, Series B, par value $0.001 per share (the "Series B Preferred Stock"); and (iii) Fifty
                                 ------------------------
          Million (50,000,000) shares of 8.5% Cumulative Convertible Redeemable Preferred Stock Due 2009, Series C, par value $0.001 per share (the "Series C Preferred Stock"). The shares of the Series A Preferred
           ------------------------
          Stock, Series B Preferred Stock and Series C Preferred Stock may be referred to collectively as the "Preferred Stock." All Shares of
                                           ---------------
          Preferred Stock shall be fully paid and nonassessable."

  To amend Section 1 of Article IV, Section B, to read in its entirety as follows:

               "Designation.  The series of preferred stock established hereby
                -----------
          shall be designated the "7% Cumulative Convertible Redeemable Preferred Stock due 2009, Series A" (and shall be referred to herein as the "Series A Preferred Stock") and the authorized number of shares
                  ------------------------
          of Series A Preferred Stock shall be Twelve Million (12,000,000) shares."

  To amend Section 5 of Article IV, Section B, to read in its entirety as follows:

          "Mandatory Redemption and Put Right.
           ----------------------------------

               (a) The Corporation shall redeem on March 31, 2009 (the "Redemption Date"), from any source of funds legally available
           ---------------
          therefor, all outstanding shares of Series A Preferred Stock at a redemption price per share equal to the then Liquidation Preference per share (the "Mandatory Redemption Price"), plus an amount in cash
                          --------------------------
          equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for any partial Dividend Period). The Corporation will not be required to make sinking fund payments with respect to the Series A Preferred Stock. The Series A Preferred Stock shall not be redeemable at the option of the Corporation prior to the Redemption Date.

               (b) If and to the extent that the Corporation or the Junior Collateral Trustee receives from the Collateral Trustee any Available Proceeds, then the Corporation shall (or shall cause the Junior Collateral Trustee to) promptly mail a written notice to each Holder of shares of Series A Preferred Stock, at the address for such Holder shown on the stock books of the Corporation, stating the amount of such Available Proceeds received, that such Holder's put rights under this subsection (b) have become exercisable, and the Put Right Termination Date. Each such Holder shall thereafter have the right on or prior to the Put Right Termination Date to elect to sell to the Corporation, and the Corporation shall be obligated to purchase, from any source of funds legally available therefor, up to all of the shares of Series A Preferred Stock held by such Holder, subject to the penultimate sentence of this paragraph. The date of such purchase shall be the next Business Day after the Put Right Termination Date. The purchase price for all of such shares shall be equal to the aggregate liquidation preference thereof, plus accrued and unpaid dividends thereon to the date of purchase. If the aggregate purchase price for all shares of Series A Preferred Stock and Series B Preferred stock to be purchased by the Corporation pursuant to this
          Section 5 and pursuant to Section 5 of Article IV, Section C, would otherwise be greater than the Available Proceeds, then the number of shares of Series A Preferred Stock to be so purchased shall, pro rata (based on the liquidation preference) with the amount of shares of Series B Preferred Stock to be purchased pursuant to Section 5 of
          Article IV, Section C, be reduced so that the aggregate purchase price of the shares of Series A Preferred Stock and Series B Preferred Stock so purchased does not exceed the Available Proceeds. Notwithstanding the foregoing, this subsection (b) shall not become effective unless and until each of the Transactions has been consummated or effectively waived.

               (c) For purposes of this Section 5 and Section 5 of Article IV, Section C, the following terms shall have the meanings set forth below:

                    "13% Notes" means the Corporation's 13% Senior Discount
                     ---------
               Notes due 2007.

                    "Available Proceeds" means any and all proceeds received by
                     ------------------
               the Corporation or the Junior Collateral Trustee, as the case may be, from the Collateral Trustee under the Launch Insurance, resulting from a casualty (full or partial), whether on satellite launch or thereafter, remaining after the Company has repurchased all 13% Notes required to be repurchased and repaid any Vendor Financing then required to be repaid.

                    "Collateral Trustee" means the trustee for the 13% Notes or
                     ------------------
               any successor or substitute collateral trustee for the collateral with respect to the 13% Notes.

                    "Junior Collateral Trustee" means The Bank of New York, or
                     -------------------------
               any successor or substitute collateral trustee under the Junior Collateral Pledge and Security Agreement to be entered into between the Corporation and The Bank of New York, as collateral trustee.

                    "Launch Insurance" means launch and in-orbit operations
                     ----------------
               insurance with respect to the Corporation's QuickBird 2
               Satellite.

                    "Put Right Termination Date" means 5:00 p.m., Eastern
                     --------------------------
               Standard Time, on the 60th calendar day after the mailing of the required notices under subsection (b) above or subsection 5(b) of
               Article IV, Section C, as the case may be, to Holders of shares of Series A and Series B Preferred Stock.

                    "QuickBird 2 Satellite" means the QuickBird 2 spacecraft
                     ---------------------
               manufactured pursuant to the contract SE.1M.PRJ.0004.A, dated June 1998, as amended from time to time, between Ball Aerospace & Technologies Corp. and the Corporation, for QuickBird satellites 1 and 2.

                    "Transactions" has the meaning ascribed to such term in the
                     ------------
               Recapitalization Agreement dated April 2, 2001, by and among the Corporation and each of the parties set forth in Schedule 1 thereto, as it may be amended from time to time.

                    "Vendor Financing" means the financing to be provided by
                     ----------------
               Ball Technologies & Aerospace Corp. to the Corporation in a principal amount not greater than $9,000,000, plus interest thereon, for the construction and launch of the QuickBird 2 Satellite.

  To amend Section 6(a) of Article IV, Section B, to read in its entirety as follows:

               "Optional Conversion. Except as set forth in Section 6(c) below,
                -------------------
          upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series A Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing (i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion. The Series A Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of (i) and (ii)."

  To amend Section 6(c) of Article IV, Section B, to read in its entirety as follows:

               "Automatic Conversion. Upon and following the earlier to occur of
                --------------------
          (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of
          (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc, or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"),
                                                                      ------
          if the Market Price (as hereinafter defined) of the Common Stock shall on any day be at a level such that, if all the outstanding shares of Series A Preferred Stock were converted into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to this Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series A Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock), then all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series A Preferred Stock shall first have been paid in full. The "Market Price" of the Common Stock shall be the average
                        ------------
          of the reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days on which a reported sale of the Common Stock took place. The Series A Preferred Stock shall not be automatically converted pursuant to this
          Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of (i) and (ii)."

  To amend Section 7(d)(iii) of Article IV, Section B, to read in its entirety as follows:

               "except for the High Yield Financing outstanding as of April 2, 2001 and except for the Vendor Financing, the incurrence of any indebtedness for borrowed money, the making of any guarantee of any such indebtedness, the issuance or sale of any debt securities or the prepayment or refinancing of any indebtedness for borrowing money, in each case in excess of $10 million in the aggregate;"

  To amend Section 8 of Article IV, Section B, to read in its entirety as follows:

               "Proxies, Voting Agreements, etc.  Except for the Stockholders'
                -------------------------------
          Agreement and for proxy solicitations by the Board of Directors of the Corporation, no Holder shall deposit into a voting trust or grant any proxies or powers of attorney or enter into a voting agreement with respect to any shares of Series A Preferred Stock."

  To amend Section 1 of Article IV, Section C, to read in its entirety as follows:

               "Designation.  The series of preferred stock established hereby
                -----------
          shall be designated the "7% Cumulative Convertible Redeemable Preferred Stock due 2009, Series B" (and shall be referred to herein as the "Series B Preferred Stock") and the authorized number of shares
                  ------------------------
          of Series B Preferred Stock shall be Twelve Million (12,000,000) shares."

  To amend Section 5 of Article IV, Section C, to read in its entirety as follows:

          "Mandatory Redemption and Put Right.
           ----------------------------------

               (a) The Corporation shall redeem on March 31, 2009 (the "Redemption Date"), from any source of funds legally available
           ---------------
          therefor, all outstanding shares of Series B Preferred Stock at a redemption price per share equal to the then Liquidation Preference per share (the "Mandatory Redemption Price"), plus an amount in cash
                          --------------------------
          equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for any partial Dividend Period). The Corporation will not be required to make sinking fund payments with respect to the Series B Preferred Stock. The Series B Preferred Stock shall not be redeemable at the option of the Corporation prior to the Redemption Date.

               (b) If and to the extent that the Corporation or the Junior Collateral Trustee receives from the Collateral Trustee any Available Proceeds, then the Corporation shall (or shall cause the Junior Collateral Trustee to) promptly mail a written notice to each Holder of Series B Preferred Stock, at the address for such Holder shown on the stock books of the Corporation, stating the amount of such Available Proceeds received, that such Holder's put rights under this subsection (b) have become exercisable, and the Put Right Termination Date. Each such Holder shall thereafter have the right on or prior to the Put Right Termination Date to elect to sell to the Corporation, and the Corporation shall be obligated to purchase, from any source of funds legally available therefor, up to all of the shares of Series B Preferred Stock held by such Holder, subject to the penultimate sentence of this paragraph. The date of such purchase shall be the next Business Day after the Put Right Termination Date. The purchase price for all of such shares shall be equal to the aggregate liquidation preference thereof, plus accrued and unpaid dividends thereon to the date of purchase. If the aggregate purchase price for all shares of Series B Preferred Stock and Series A Preferred stock to be purchased by the Corporation pursuant to this Section 5 and pursuant to Section 5 of Article IV, Section B, would otherwise be greater than the Available Proceeds, then the number of shares of Series B Preferred Stock to be so purchased shall, pro rata (based on the liquidation preference) with the amount of shares of Series A Preferred Stock to be purchased pursuant to Section 5 of Article IV, Section B, be reduced so that the aggregate purchase price of the shares of Series B Preferred Stock and Series A Preferred Stock so purchased does not exceed the Available Proceeds. Notwithstanding the foregoing, this subsection (b) shall not become effective unless and until each of the Transactions has been consummated or effectively waived.

               (c) For purposes of this Section 5, terms defined in Section 5 of
          Article IV, Section B, shall have the respective meanings set forth therein."

  To amend Section 6(a) of Article IV, Section C, to read in its entirety as follows:

               "Optional Conversion.  Except as set forth in Section 6(c) below,
                -------------------
          upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series B Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing (i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion. The Series B Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of (i) and (ii)."

  To amend Section 6(c) of Article IV, Section C, to read in its entirety as follows:

               "Automatic Conversion. Upon and following the earlier to occur of
                --------------------
          (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of
          (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"),
                                                                      ------
          if the Market Price (as hereinafter defined) of the Common Stock shall on any day be at a level such that, if all the outstanding shares of Series B Preferred Stock were converted into the number of shares of Common Stock into which such Series B Preferred Stock is convertible pursuant to this Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series B Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock), then all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series B Preferred Stock shall first have been paid in full. The "Market Price" of the Common Stock shall be the average
                        ------------
          of the reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days an which a reported sale of the Common Stock took place. The Series B Preferred Stock shall not be automatically converted pursuant to this
          Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of (i) and (ii)."

  To amend Section 7(d)(iii) of Article IV, Section C, to read in its entirety as follows:

               "except for the High Yield Financing outstanding as of April 2, 2001 and except for the Vendor Financing, the incurrence of any indebtedness for borrowed money, the making of any guarantee of any such indebtedness, the issuance or sale of any debt securities or the prepayment or refinancing of any indebtedness for borrowing money, in each case in excess of $10 million in the aggregate;"

  To amend Section 8 of Article IV, Section C, to read in its entirety as follows:

               "Proxies, Voting Agreements, etc.  Except for the Stockholders'
                -------------------------------
          Agreement and for proxy solicitations by the Board of Directors of the Corporation, no Holder shall deposit into a voting trust or grant any proxies or powers of attorney or enter into a voting agreement with respect to any shares of Series B Preferred Stock."

  To amend Section 1 of Article IV, Section D, to read in its entirety as follows:

               "Designation. The series of preferred stock established hereby
                -----------
          shall be designated the "8.5% Cumulative Convertible Redeemable Preferred Stock due 2009, Series C" (and shall be referred to herein as the "Series C Preferred Stock") and the authorized number of shares
                  ------------------------
          of Series C Preferred Stock shall be Fifty Million (50,000,000) shares."

  To amend Section 6(a) of Article IV, Section D, to read in its entirety as follows:

               "Optional Conversion. Except as set forth in Section 6(c) below,
                -------------------
          upon and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series C Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock Shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing (i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion. The Series C Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of (i) and (ii)."

  To amend Section 6(c) of Article IV, Section D, to read in its entirety as follows:

               "Automatic Conversion. Upon and following the earlier to occur of
                --------------------
          (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of
          (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"),
                                                                      ------
          if the Market Price (as hereinafter defined) of the Common Stock shall on any day be at a level such that, if all the outstanding shares of Series C Preferred Stock were converted into the number of shares of Common Stock into which such Series C Preferred Stock is convertible pursuant to this Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series C Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock), then all outstanding shares of Series C Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series C Preferred Stock shall first have been paid in full. The "Market Price" of the Common Stock shall be the average
                        ------------
          of the reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days on which a reported sale of the Common Stock took place. The Series C Preferred Stock shall not be automatically converted pursuant to this Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of (i) and (ii)."

  To amend Section 9 of Article IV, Section D, to read in its entirety as follows:

               "Proxies, Voting Agreements, etc.  Except for the Stockholders'
                -------------------------------
          Agreement and for proxy solicitations by the Board of Directors of the Corporation, no Holder shall deposit into a voting trust or grant any proxies or powers of attorney or enter into a voting agreement with respect to any shares of Series C Preferred Stock."

     SECOND, that in lieu of a meeting and vote of stockholders, the stockholders of the Corporation having not less than the minimum number of votes necessary to authorize such action have given written consent to, and duly adopted, said amendments in accordance with the provisions of Sections 228(a) and 242 of the General Corporation Law of the State of Delaware, and written notices to any non-consenting stockholders have been given in accordance with
Section 228(e) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 14th day of June, 2001.

                                        EARTHWATCH INCORPORATED

                                        By: /s/ Henry E. Dubois
                                           --------------------
                                           Henry E. Dubois
                                           Chief Financial Officer,
                                           Chief Operating Officer and
                                           Executive Vice President